EXHIBIT 10.3
AMENDMENT NO. 4
TO
LOAN AND SECURITY AGREEMENT

    This Amendment No. 4 to Loan and Security Agreement (the “Fourth Amendment”) is dated as of June 30, 2022 (the “Fourth Amendment Date”) and is entered into by and among X4 PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and each of its Qualified Subsidiaries, including without limitation X4 THERAPEUTICS, INC. (“Therapeutics”) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties hereto (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Agreement (as defined below).

Recitals
1.Borrower, Agent and Lender have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 27, 2019 (as may be amended, restated, or otherwise modified, the “Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.
2.Borrower has requested and Agent and Lender have agreed to modify certain provisions of the Agreement, subject to the terms and conditions set forth herein.
3.Borrower, Agent and Lender have agreed to amend the Agreement upon the terms and conditions more fully set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.Amendments.
1.1 Definitions.
(a) New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1 of the Agreement:
"Equity Milestone” means Borrower has raised at least Fifty Million Dollars ($50,000,000) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) gross Cash proceeds from one or more bona fide equity financings after the Fourth Amendment Date and prior to July 31, 2022, and subject to verification by Agent (including supporting documentation reasonably requested by Agent).
“Fourth Amendment Date” means June 30, 2022.
“Interest Only Extension Conditions A” means satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and remain continuing; (b) Borrower shall have achieved the Equity Milestone and (c) Borrower shall have achieved Performance Milestone III prior to February 1, 2023.
“Interest Only Extension Conditions B” means satisfaction of each of the following events before August 1, 2023: (a) no default or Event of Default shall have occurred and remain continuing; (b) Borrower shall have satisfied Interest Only Extension Conditions A; (c) Borrower shall have raised at least $25,000,000 in All Source Cash Proceeds; and (d) Borrower shall have filed a New Drug Application for X4P-001 for the treatment of WHIM Syndrome.
(b) Amended Definitions. The following definition in Section 1.1of the Agreement is hereby amended and restated in its entirety as follows:
“Amortization Date” means February 1, 2023; provided however, if Interest Only Extension Conditions A are achieved, then August 1, 2023; and if Interest Only Extension Conditions B are achieved, then February 1, 2024.

1.2 Exhibits and Schedules. The exhibits and schedules previously provided to or by Agent and Lender as of the Closing Date are hereby updated and amended, if applicable, as of the Fourth Amendment Date by the exhibits and schedules attached to this Fourth Amendment.
2.Borrower’s Representations And Warranties. Borrower represents and warrants that:
2.1 Immediately upon giving effect to this Fourth Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent.
2.2 Borrower has the corporate power and authority to execute and deliver this Fourth Amendment and to perform its obligations under the Agreement, as amended by this Fourth Amendment.
2.3 The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.
2.4 The execution and delivery by Borrower of this Fourth Amendment and the performance by Borrower of its obligations under the Agreement, as amended by this Fourth Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.
2.5 This Fourth Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
2.6 As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that Agent and Lender have acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrower in connection with this Fourth Amendment and in connection with the Loan Documents.
Borrower understands and acknowledges that Agent and Lender are entering into this Fourth Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
3.Limitation. The amendments set forth in this Fourth Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or Lender may now have or may have in the future under or in connection with the Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Agreement shall continue in full force and effect.
4.Effectiveness. This Fourth Amendment shall become effective upon the satisfaction of all the following conditions:
4.1 Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Fourth Amendment to Agent.
4.2 Payment of Amendment Fee. Borrower shall have paid to Agent an amendment fee in the amount of $325,000.
4.3 Payment of Agent and Lender Expenses. Borrower shall have paid all of Agent’s and Lender’s fees and expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the Fourth Amendment Date, in each case to the extent invoiced on or prior to the Fourth Amendment Date.
5.Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time immediately prior to the effectiveness of this Amendment under the Agreement or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower hereby waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
6.Counterparts. This Fourth Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Fourth Amendment. This Fourth Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

7.Incorporation By Reference.  The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
8.Loan Documents. This Fourth Amendment shall constitute a Loan Document.
[Signatures on following page]

    In Witness Whereof, the parties have duly authorized and caused this Fourth Amendment to be executed as of the date first written above.

BORROWER:
X4 PHARMACEUTICALS, INC. Signature: /s/ Adam Mostafa Print Name: Adam Mostafa Title: CFO	X4 THERAPEUTICS, INC. Signature: /s/ Adam Mostafa Print Name: Adam Mostafa Title: CFO

Accepted in Palo Alto, California:

AGENT: HERCULES CAPITAL, INC. Signature: /s/ Jennifer Choe Jennifer Choe, Associate General Counsel	LENDER: HERCULES CAPITAL, INC. Signature: /s/ Jennifer Choe Jennifer Choe, Associate General Counsel HERCULES FUNDING IV LLC Signature: /s/ Jennifer Choe Jennifer Choe, Associate General Counsel